                             ZEMEX U.S. CORPORATION


                                  $35,000,000

             7.54% Senior Secured Notes, Series A, due May 21, 2009


                                      and

                                  $15,000,000

             7.76% Senior Secured Notes, Series B, due May 21, 2014

                                 ______________

                            NOTE PURCHASE AGREEMENT


                                 _____________



                            Dated as of May 21, 1999

                               TABLE OF CONTENTS

SECTION                  HEADING                                                                             PAGE
SECTION 1.               AUTHORIZATION OF NOTES.................................................................1

SECTION 2.               SALE AND PURCHASE OF NOTES; GUARANTY; ASSUMPTION.......................................1

     Section 2.1.        Sale and Purchase of Notes.............................................................1
     Section 2.2.        Guaranty Agreements....................................................................1
     Section 2.3.        Security for the Notes.................................................................2

SECTION 3.               CLOSING................................................................................2

SECTION 4.               CONDITIONS TO CLOSING..................................................................2

     Section 4.1.        Representations and Warranties of the Company..........................................3
     Section 4.2.        Representations and Warranties of Guarantors...........................................3
     Section 4.3.        Performance; No Default................................................................3
     Section 4.4.        Compliance Certificates................................................................3
     Section 4.5.        Guaranty Agreement.....................................................................4
     Section 4.6.        Security Documents, Etc................................................................4
     Section 4.7.        Filing.................................................................................4
     Section 4.8.        Intercreditor Agreement................................................................4
     Section 4.9.        Opinions of Counsel....................................................................4
     Section 4.10.       Discharge of Outstanding Debt; Release of Collateral...................................4
     Section 4.11.       Evidence of Insurance..................................................................5
     Section 4.12.       Purchase Permitted By Applicable Law, etc..............................................5
     Section 4.13.       Sale of Other Notes....................................................................5
     Section 4.14.       Payment of Special Counsel Fees........................................................5
     Section 4.15.       Private Placement Number...............................................................5
     Section 4.16.       Changes in Corporate Structure.........................................................5
     Section 4.17.       Proceedings and Documents..............................................................5

SECTION 5.               REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................5

     Section 5.1.        Organization; Power and Authority......................................................6
     Section 5.2.        Authorization, etc.....................................................................6
     Section 5.3.        Disclosure.............................................................................6
     Section 5.4.        Organization and Ownership of Shares of Subsidiaries...................................7
     Section 5.5.        Financial Statements...................................................................7
     Section 5.6.        Compliance with Laws, Other Instruments, etc...........................................7
     Section 5.7.        Governmental Authorizations, etc.......................................................7
     Section 5.8.        Litigation; Observance of Agreements, Statutes and Orders..............................8
     Section 5.9.        Taxes..................................................................................8
     Section 5.10.       Title to Property; Leases..............................................................8
     Section 5.11.       Licenses, Permits, etc.................................................................8

     Section 5.12.       Compliance with ERISA.................................................................. 9
     Section 5.13.       Private Offering by the Company........................................................10
     Section 5.14.       Use of Proceeds; Margin Regulations....................................................10
     Section 5.15.       Existing Debt; Future Lien.............................................................10
     Section 5.16.       Foreign Assets Control Regulations, etc................................................11
     Section 5.17.       Status under Certain Statutes..........................................................11
     Section 5.18.       Environmental Matter...................................................................11
     Section 5.19.       Computer 2000 Compliant................................................................11

SECTION 6.               REPRESENTATIONS OF THE PURCHASER.......................................................11

     Section 6.1.        Purchase for Investment................................................................11
     Section 6.2.        Source of Funds........................................................................12

SECTION 7.               INFORMATION AS TO PARENT GUARANTOR.....................................................13

     Section 7.1.        Certain Information....................................................................13
     Section 7.2.        Officer's Certificate..................................................................16
     Section 7.3.        Inspection.............................................................................16

SECTION 8.               PREPAYMENT OF THE NOTES................................................................17

     Section 8.1.        Required Prepayments...................................................................17
     Section 8.2.        Optional Prepayments with Make-Whole Amount............................................17
     Section 8.3.        Allocation of Partial Prepayments......................................................18
     Section 8.4.        Maturity; Surrender, etc...............................................................18
     Section 8.5.        Purchase of Notes......................................................................18
     Section 8.6.        Make-Whole Amount......................................................................18

SECTION 9.               AFFIRMATIVE COVENANTS..................................................................20

     Section 9.1.        Compliance with Law....................................................................20
     Section 9.2.        Insurance..............................................................................20
     Section 9.3.        Maintenance of Properties..............................................................20
     Section 9.4.        Payment of Taxes and Claims............................................................20
     Section 9.5.        Corporate Existence, etc...............................................................20

SECTION 10.              NEGATIVE COVENANTS.....................................................................21

     Section 10.1.       Consolidated Net Worth.................................................................21
     Section 10.2.       Limitations on Consolidated Funded Debt................................................21
     Section 10.3.       Limitation on Consolidated Current Debt................................................21
     Section 10.4.       Limitation on Priority Debt............................................................21
     Section 10.5.       Interest Charges Coverage Ratio........................................................21
     Section 10.6.       Limitation on Liens....................................................................21
     Section 10.7.       Merger, Consolidation, etc.............................................................24
     Section 10.8.       Sales of Assets; Sale of Subsidiary Stock..............................................24
     Section 10.9.       Nature of Business.....................................................................25
     Section 10.10.      Transactions with Affiliates...........................................................25

     Section 10.11.      Post Closing Collateral................................................................26
     Section 10.12.      New Subsidiary Guarantors..............................................................26
     Section 10.13.      Further Assurances.....................................................................26

SECTION 11.              EVENTS OF DEFAULT......................................................................26

SECTION 12.              REMEDIES ON DEFAULT, ETC...............................................................29

     Section 12.1.       Acceleration...........................................................................29
     Section 12.2.       Other Remedies.........................................................................29
     Section 12.3.       Rescission.............................................................................29
     Section 12.4.       No Waivers or Election of Remedies, Expenses, etc......................................30

SECTION 13.              REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................................30

     Section 13.1.       Registration of Notes..................................................................30
     Section 13.2.       Transfer and Exchange of Notes.........................................................30
     Section 13.3.       Replacement of Notes...................................................................31

SECTION 14.              PAYMENTS ON NOTES......................................................................31

     Section 14.1.       Place of Payment.......................................................................31
     Section 14.2.       Home Office Payment....................................................................31

SECTION 15.              EXPENSES, ETC..........................................................................32

     Section 15.1.       Transaction Expenses...................................................................32
     Section 15.2.       Survival...............................................................................32

SECTION 16.              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........................32

SECTION 17.              AMENDMENT AND WAIVER...................................................................33

     Section 17.1.       Requirements...........................................................................33
     Section 17.2.       Solicitation of Holders of Notes.......................................................33
     Section 17.3.       Binding Effect, etc....................................................................33
     Section 17.4.       Notes Held by Company, etc.............................................................33

SECTION 18.              NOTICES................................................................................34

SECTION 19.              REPRODUCTION OF DOCUMENTS..............................................................34

SECTION 20.              CONFIDENTIAL INFORMATION...............................................................35

SECTION 21.              MISCELLANEOUS..........................................................................36

     Section 21.1.       Submission to Jurisdiction....................      36
     Section 21.2.       Currency Rate Indemnity.......................      36
     Section 21.3.       Payments Free and Clear of Taxes..............      36
     Section 21.4.       Successors and Assigns........................      37
     Section 21.5.       Payments Due on Non-Business Days.............      37
     Section 21.6.       Severability..................................      37
     Section 21.7.       Construction..................................      37
     Section 21.8.       Counterparts..................................      37
     Section 21.9.       Governing Law.................................      38

Signature..............................................................      39

SCHEDULE A      --   INFORMATION RELATING TO PURCHASERS

SCHEDULE B      --   DEFINED TERMS

SCHEDULE 4.16   --   CHANGES IN CORPORATE STRUCTURE

SCHEDULE 5.3    --   DISCLOSURE MATTERS

SCHEDULE 5.4    --   SUBSIDIARIES, AFFILIATES AND DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

SCHEDULE 5.5    --   FINANCIAL STATEMENTS

SCHEDULE 5.8    --   EXISTING LITIGATION

SCHEDULE 5.11   --   LICENSES, PATENTS, ETC.

SCHEDULE 5.15   --   EXISTING DEBT AND INVESTMENTS

SCHEDULE 10.6   --   EXISTING LIENS

SCHEDULE 10.11  --   DESCRIPTION OF POST CLOSING COLLATERAL

EXHIBIT 1(a)    --   Form of 7.54% Senior Secured Note, Series A, due May 21, 2009

EXHIBIT 1(b)    --   Form of 7.76% Senior Secured Note, Series B, due May 21, 2014

EXHIBIT 2       --   Form of Parent Guaranty

EXHIBIT 3       --   Form of Subsidiary Guaranty

EXHIBIT 4.9(a)  --   Form of Opinion of Special Counsel for the Company

EXHIBIT 4.9(b)  --   Form of Opinion of Special Counsel for the Parent Guarantor

EXHIBIT 4.9(c)  --   Form of Opinion of Special Counsel for the Purchasers

                             ZEMEX U.S. CORPORATION
                               Canada Trust Tower
                     BCE Place, 161 Bay Street, Suite 3750
                            Toronto, Ontario  M5J2S1

             7.54% Senior Secured Notes, Series A, due May 21, 2009
                                      and
             7.76% Senior Secured Notes, Series B, due May 21, 2014

                                                                     Dated as of

                                                                    May 21, 1999


TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     ZEMEX U.S. CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of (i) $35,000,000 aggregate principal amount of its 7.54% Senior Secured Notes, Series A, due May 21, 2009 (the "Series A Notes") and (ii) $15,000,000 aggregate principal amount of its 7.76% Senior Secured Notes, Series B, due May 21, 2014 (the "Series B Notes" and together with the Series A Notes, the "Notes"). The term "Notes" shall include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined). The Notes shall be substantially in the form set out in Exhibit 1(a) and Exhibit 1(b), respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES; GUARANTIES; COLLATERAL.

     Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, the Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of the Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

     Section 2.2. Guaranty Agreements. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be unconditionally guaranteed by (i) the Parent Guarantor under a Guaranty Agreement dated as of May 21, 1999 (the "Parent Guaranty"), which Guaranty shall be in substantially the form attached hereto as Exhibit 2, and (ii) the Subsidiary Guarantors under separate Subsidiary Guaranty Agreements each dated as of May 21, 1999 (the "Subsidiary Guaranties") which shall be in substantially the form attached hereto as
Exhibit 3.

     Section 2.3. Security for the Notes. The Notes will be secured by certain personal property of the Company and the Guarantors pursuant to the Security Documents to be entered into by the Company and the Guarantors with Bank of America Canada, as collateral agent (together with any successor collateral agent under the Intercreditor Agreement the "Collateral Agent") for the benefit of the holders of the Notes.

     The Lien and security interest granted by the Company and the Guarantors pursuant to the Security Documents shall rank pari passu with other existing Liens that secure the outstanding Debt of the Company and the Guarantors under the Bank Credit Agreement without preference, priority or distinction by virtue of the time of filing any financing statement or registration or the difference in time of incurrence of such Debt, and the enforcement of the rights and benefits in respect of such Security Documents will be subject to an Intercreditor Agreement dated as of May 21, 1999 (the "Intercreditor Agreement") among the Collateral Agent, the Bank Lenders and the Purchasers.

     Each Purchaser and each holder by its acceptance of a Note agrees that, upon the occurrence of a Collateral Release Event, it will, or will direct the Collateral Agent to, release the Lien of the Security Documents. For purposes of this Section 2.3, a "Collateral Release Event" shall be deemed to have occurred at such time that all of the following conditions shall have been satisfied: (i) the Company shall have a written commitment from a bank or group of banks to provide an unsecured revolving credit facility to the Company for at least $25,000,000, (ii) no Default or Event of Default shall have occurred and be continuing, (iii) the Collateral Agent shall have received the written direction from all required parties (other than the holders of Notes) to release the Lien of the Security Documents, and (iv) the Debt of the Company under the Notes and this Agreement and the Debt of the Guarantors under the Guaranty Agreements shall rank at least pari passu with all other Debt of the Company and the Guarantors, respectively.

SECTION 3. CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on May 26, 1999 or on such other

Business Day thereafter on or prior to May 30, 1999 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to NationsBank, N.A., Nashville, Tennessee (ABA #064000020) for credit to the account of the Company (account number 0112985312). If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction (or waiver), prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be true and correct when made and at the time of the Closing.

     Section 4.2. Representations and Warranties of Guarantors. The representations and warranties of the Guarantors in the Guaranty Agreements shall be true and correct when made and at the time of the Closing.

     Section 4.3. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by the covenants contained in
Section 10 of this Agreement had such covenants applied since such date.

     Section 4.4. Compliance Certificates.

     (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.3 (as to the Company) and 4.16 (as to the Company) have been fulfilled.

     (b) Officer's Certificate of Guarantors. Each Guarantor shall have delivered to you an Officer's Certificate of such Guarantor dated the date of the Closing certifying that the conditions specified in Sections 4.2, (as to such Guarantor) and 4.16 (as to such Guarantor) have been fulfilled.

     (c) Secretary's Certificate of each Guarantor. Each Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Guaranty Agreement to which such Guarantor is a party.

     Section 4.5. Guaranty Agreements.   The Guaranty Agreements shall have
been duly authorized, executed and delivered by the Guarantors, shall constitute the legal, valid and binding contract and agreement of the Guarantors and shall be enforceable against the respective Guarantors in accordance with their terms.

     Section 4.6. Security Documents, Etc. The Security Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect and such Purchaser shall have received true, correct and complete copies of each thereof.

     Section 4.7. Filing. The Security Documents shall have been filed in such public offices as may be deemed necessary or appropriate by such Purchaser or such Purchaser's special counsel in order to perfect the Liens granted or conveyed thereby.

     Section 4.8. Intercreditor Agreement. The Intercreditor Agreement shall have been executed and delivered by the respective parties thereto and shall be in full force and effect.

     Section 4.9. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Hogan & Hartson L.L.P., U.S. counsel for the Company, covering the matters set forth in Exhibit 4.9(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you)
(b) from Stikeman, Elliott, Canadian counsel for the Parent Guarantor, covering matters set forth in Exhibit 4.9(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Parent Guarantor hereby instructs its counsel to deliver such opinion to you), and (c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.9(c) and covering such other matters incident to such transactions as you may reasonably request.

     Section 4.10. Discharge of Outstanding Debt; Release of Collateral. The Collateral Agent shall have received (i) a pay out statement and irrevocable direction regarding the release and discharge of all mortgages, security interests, deeds and registrations against the Properties of the Company and the Guarantors, except for any such Liens which are permitted pursuant to
Section 10.6, and (ii) evidence that all Debt of the Company and the Guarantors owing to NationsBanc N.A. will be paid in full on the Closing Date and the Credit Agreements in respect thereof have been terminated.

     Section 4.11. Evidence of Insurance. Except to the extent that the Company shall have elected to self-insure in accordance with the terms of the applicable Security Documents, the holders shall have received certificates of insurance evidencing the insurance policies and endorsements required by the applicable Security Documents and evidencing the payment of all premiums due thereon and such certificates shall be otherwise satisfactory in scope and form to you.

     Section 4.12. Purchase Permitted By Applicable Law, etc. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.13. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

     Section 4.14. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.9 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.15. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     Section 4.16. Changes in Corporate Structure.  Except as set forth in
Schedule 4.16, neither the Guarantors nor the Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.17. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company, through its agent, NationsBanc Montgomery LLC, has delivered to the Purchasers a copy of a Private Placement Memorandum, dated March, 1999 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein, including in Schedule 5.3, or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, and (iii) of the Company's directors and senior officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Parent Guarantor and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, partnership agreement, or any other agreement or instrument to which the Company or any Subsidiary may be bound or affected,
(ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, in each case except where such breach, default, conflict or violation could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

     Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1988.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, etc.  Except as disclosed in Schedule
5.11,

           (a) the Company and its Subsidiaries own or possess all Material licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

           (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

           (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The aggregate present value of the benefit liabilities under all of the Plans (other than Multiemployer Plans), determined as of the end of such Plans' most recently ended plan years on the basis of the actuarial assumptions specified for funding purposes in such Plans' most recent actuarial valuation reports, did not exceed the aggregate current value of the assets of such Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred any Material withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or is disclosed in the financial statements for the fiscal year ended December 31, 1998 referred to in Schedule 5.5.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code; which, in either event, could reasonably be expected to result in a Material Adverse Effect.

The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the representation of the Purchasers in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by the Purchasers.

     Section 5.13. Private Offering by the Company. Neither the Company nor, to the knowledge of the Company, anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 35 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor, to the knowledge of the Company, anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for general corporate purposes (including the repayment of Debt of the Company and its Subsidiaries). No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR
222), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of December 31, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect in the payment of any principal or interest on any Debt of the Company or such Subsidiary having an unpaid principal amount in excess of $5,000,000 and no event or condition exists with respect to any Debt of the Company or any Subsidiary having an unpaid principal amount in excess of $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

     Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Advisor Act of 1940, as amended, the Public Utility Holding Issuer Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matter. Neither the Company nor any Subsidiary has knowledge of any Material liability or has received any notice of any Material claim, and no proceeding has been instituted raising any Material liability against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

           (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any liability, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

           (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials, all in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

           (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.19. Computer 2000 Compliant. The Company and its Subsidiaries have implemented measures to have all critical business and computer systems year 2000 compliant in a timely manner and the advent of the year 2000 and its impact on said business and computer systems is not expected to have a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

     Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You further represent that you are an institutional "accredited investor" within the meaning of Rule 501 of regulation D as promulgated under the Securities Act. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

           (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan or plans, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

           (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
      (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

           (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM, and (ii) the names of all employee benefit plans whose assets are included in such investment fund, have been disclosed to the Company in writing pursuant to this paragraph (c); or

           (d) the Source is a governmental plan; or

           (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in a writing that references this paragraph (e) and which is received by the Company no less than five business days prior to Closing;

           (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

           (g) the Source is the assets of one or more employee benefit plans which are managed by an "in-house asset manager," as that term is defined in Part IV of PTE 96.23, the conditions of Part (I)(a), (b), (c), (d)-(h) of such exemption have been met with respect to the purchase of the Notes, and the name of all employee benefit plans whose assets are included in the transaction have been disclosed to the Company in writing pursuant to this clause (h).

     As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA and the term "plan" has the meaning assigned to such term in Section 4975(e) of the Code.

SECTION 7. INFORMATION AS TO PARENT GUARANTOR.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

           (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                 (i) an unaudited consolidated balance sheet of the Parent
            Guarantor and its subsidiaries as at the end of such quarter, and

                 (ii) unaudited consolidated statements of income, changes in shareholders' equity and cash flows of the Parent Guarantor and its subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments provided that delivery within the time period specified above of copies of the Parent Guarantor's Quarterly Report on Form 10-Q (or Quarterly Information Form to the extent that such form sets forth financial and other information which is substantially similar to the information required to be set forth in Form 10-Q) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission or the Ontario Securities Commission, as the case may be, shall be deemed to satisfy the requirements of this Section 7.1(a);

           (b) Annual Statements -- within 105 days after the end of each fiscal year of the Parent Guarantor, duplicate copies of,

                 (i) a consolidated balance sheet of the Parent Guarantor and its subsidiaries, as at the end of such year, and

                 (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Parent Guarantor and its subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances provided that the delivery within the time period specified above of the Parent Guarantor's Annual Report on Form 10-K (or Annual Information Form to the extent that such form sets forth financial and other information which is substantially similar to the information required to be set forth in Form 10-K) for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act or similar provisions of the Ontario Securities Act, as the case may be, prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission or the Ontario Securities Commission, as the case may be, shall be deemed to satisfy the requirements of this Section 7.1(b);

           (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent Guarantor or any subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder and excluding registration statements on Form S-8), and each prospectus and all amendments thereto filed by the Parent Guarantor or any subsidiary with the Securities and Exchange Commission, the Ontario Securities Commission or the Toronto Stock Exchange and of any press release of the Parent Guarantor or the Company generally made available covering a Material development relating to the Parent Guarantor, the Company or its Subsidiaries;

           (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g) of the Note Agreements, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

           (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                 (i) with respect to any Plan, any Reportable Event for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                 (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                 (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

           (f) Amendment of Bank Credit Agreement -- promptly following the execution and delivery thereof, one copy of any amendment, waiver or other modification of the Bank Credit Agreement;

           (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Guarantor, the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

           (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor, the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

           (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

           (b) Reconciliation to U.S. GAAP -- in the event that the application of generally accepted accounting principals as in effect in the United States at the time of delivery of any such financial statements would result in any material differences in the presentation of the financial statements then being delivered to the holders, a reconciliation in reasonable detail (including a description of the reasons therefore) of the differences which would result if generally accepted accounting principals then in effect in the United States were applied to such financial statements;

           (c) Parent Guarantor and Company Financial Statements Substantially Identical -- a statement that the financial position and results of operations of the Company and the Parent Guarantor as reflected in the financial statements of the Parent Guarantor are substantially identical except for the presentation of stockholders equity of the Parent Guarantor which differs as a result of the Company's status as a wholly-owned subsidiary of the Parent Guarantor; and

           (d) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and of the Note Agreements and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

           (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the

      Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

           (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

     Section 8.1. Required Prepayments. (a) On May 21, 2005 and on each May 21 thereafter to and including May 21, 2008, the Company will prepay $7,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium. The entire outstanding principal amount of the Series A Notes shall become due and payable on May 21, 2009. Upon any partial prepayment of the Series A Notes pursuant to Section 8.2 or purchase of the Series A Notes permitted by Section 8.5, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1(a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase.

     (b) On May 21, 2010 and on each May 21 thereafter to and including May 21, 2013, the Company will prepay $3,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium. The entire outstanding principal amount of the Series B Notes shall become due and payable on May 21, 2014. Upon any partial prepayment of the Series B Notes pursuant to
Section 8.2 or purchase of the Series B Notes permitted by Section 8.5, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1(b) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, in an amount not less than 5% of the aggregate principal amount of the Notes of such series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of the series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes of the series to be prepaid shall be allocated among all of the Notes of the series to be prepaid at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     Section 8.4. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to a Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Note of such series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

           "Called Principal" means, with respect to a Note of any series, that portion of the principal of such Note that is to be prepaid pursuant to
      Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

           "Discounted Value" means, with respect to the Called Principal of any Note of any series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

           "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

           "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

           "Remaining Scheduled Payments" means, with respect to the Called Principal of a Note of any series all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such series then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 8.2 or 12.1.

           "Settlement Date" means, with respect to the Called Principal of any Note of any series the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failure to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the

Company or such Subsidiary or (ii) the non-filing or nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, etc. Subject to Sections 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect its corporate existence, and the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10. NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 10.1. Consolidated Net Worth. The Company will not at any time permit Consolidated Adjusted Net Worth to be an amount less than the sum of (a) $65,000,000 plus (b) 50% of Consolidated Net Income (but in each case only if a positive number) computed on a cumulative basis for each of the elapsed fiscal quarters for which financial information is available ending on or after March 31, 1999.

     Section 10.2. Limitations on Consolidated Funded Debt. The Company will not at any time permit Consolidated Funded Debt to exceed 55% of Consolidated Total Capitalization.

     Section 10.3. Limitation on Consolidated Current Debt. The Company will not, and will not permit any Subsidiary to, incur any Consolidated Current Debt unless there shall have been during the immediately preceding twelve months a period of at least 30 consecutive days on each of which there shall have been no Consolidated Current Debt outstanding in excess of the amount of additional Consolidated Funded Debt that the Company would have been permitted to (but did not) have outstanding on such day under Section 10.2.

     Section 10.4. Limitation on Priority Debt. The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Priority Debt, unless at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, Priority Debt shall not exceed the greater of $30,000,000 or 15% of Consolidated Adjusted Net Worth.

     Section 10.5. Interest Charges Coverage Ratio. The Company will not permit the ratio of Consolidated Net Income Available for Interest Charges to Interest Charges for the period of four consecutive fiscal quarters ending on the last day of each fiscal quarter to be less than 2.5 to 1.0.

     Section 10.6. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise), any Lien on or with respect to any Property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the

Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property) , except:

           (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

           (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

           (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by
      Section 9.4;

           (d) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

           (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, detract from the value of such Property in any material way;

           (f) Liens incidental to minor survey exceptions and similar Liens, provided that such Liens do not, in the aggregate, materially detract from the value of such Property;

           (g) Liens on Property or assets of Subsidiaries securing Debt owing to the Company or any of its Wholly-owned Subsidiaries;

           (h) Liens existing on the date of this Agreement and securing the Debt of the Company and its Subsidiaries referred to in Schedule 5.15 hereto;

           (i) Liens existing on property of any business entity at the time of acquisition of the capital stock or assets of such business entity or merging with or consolidating with such business entity by the Company or a Subsidiary, provided that (i) the Lien shall attach solely to the property of the business entity so acquired or merged with or consolidated with, (ii) at the time of acquisition of or merging with or consolidating with such business entity, the aggregate amount remaining unpaid on all Debt secured by Liens on the property of such business entity, whether or not assumed by the Company or a Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of or merging with or consolidating with such business entity (as determined in good faith by one or more officers of the Company or any Subsidiary, as the case may be, to whom authority to enter into the transaction has been delegated by the board of directors of the Company or any Subsidiary, as the case may
      be), and (iii) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Section 10.2,
      10.3 and 10.4;

           (j) Liens given to secure the payment of the purchase price incurred in connection with the acquisition or construction of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof, or Liens incurred within 270 days of such acquisition or the completion of such construction, provided that (i) the Lien shall attach solely to the property acquired, purchased or constructed, (ii) at the time of acquisition or construction of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition or construction of such property (as determined in good faith by one or more officers of the Company or any Subsidiary, as the case may be, to whom authority to enter into the transaction has been delegated by the board of directors of the Company or any Subsidiary, as the case may be), and (iii) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Section 10.2, 10.3 and 10.4;

           (k) Liens created by the Security Documents and similar security documents securing Debt outstanding under the Bank Credit Agreement and related Subsidiary guaranties;

           (l) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (h) through (j), inclusive, of this
      Section 10.6, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt secured thereby shall not be increased on or after the date of any extension, renewal or replacement, (iii) the weighted average life to maturity of the Debt secured by such Liens shall not be reduced, and (iv) at such time and immediately after giving effect thereto, such Debt shall be permitted by applicable limitations set forth in Section 10.2, 10.3 and 10.4; and

           (m) in addition to the Liens permitted by the preceding subparagraphs (a) through (l), inclusive, of this Section 10.6, Liens securing Debt of the Company or any Subsidiary, provided that such Debt shall be permitted by the applicable limitations set forth in Section 10.2, 10.3 and 10.4 at the time that the Lien securing such Debt is created.

     Section 10.7. Merger, Consolidation, etc. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or to a Wholly-owned Subsidiary of the Company or (y) convey, transfer or lease all or substantially all of its assets in compliance with the provisions of Section 10.8), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

           (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

           (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

           (c) immediately after giving effect to such transaction:

                 (i) no Default or Event of Default would exist, and

                 (ii) the Successor Corporation would be permitted by the
            provisions of Section 10.2 hereof to incur at least $1.00 of additional Consolidated Funded Debt.

     Section 10.8. Sales of Assets; Sale of Subsidiary Stock. (a) The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition during such fiscal year which shall be in excess of 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition shall be used within 270 days of such disposition:

           (1) to acquire (x) property, plant and equipment used or useful in carrying on the business of the Company and its Subsidiaries, (y) the capital stock of any Person which shall become a Subsidiary, or (z) assets of a business entity which will be owned by the Company or a Subsidiary and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; or

           (2) to prepay or retire Senior Debt of the Company and/or its Subsidiaries in which case the Notes will be prepaid ratably (in accordance with the unpaid principal amount of all Senior Debt then outstanding) pursuant to Section 8.2 of this Agreement.

     As used in this Section 10.8, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in transactions in the ordinary course of business and Excluded Sale and Leaseback Transactions) during any fiscal year of the Company, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition.

     (b) The Company will not permit any Subsidiary to issue or transfer any Subsidiary Stock of such Subsidiary to any Person other than the Company or another Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary, unless such transfer is permitted by clause (a) of this Section 10.8.

     (c) The Company will not transfer any Subsidiary Stock of any Subsidiary (except to qualify directors), and will not permit any Subsidiary to transfer (except to the Company or a Subsidiary) any Subsidiary Stock of any other Subsidiary, unless such transfer is permitted by clause (a) or (b) of this
Section 10.8.

     Section 10.9. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

     Section 10.10. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the

Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 10.11. Post Closing Collateral. Concurrently with the execution of documents pursuant to which the Post Closing Collateral shall be subjected to Liens in favor of the Bank Lenders, the Company shall cause the Guarantors listed on Schedule 10.11 to deliver the Security Documents pursuant to which the Post Closing Collateral described in Schedule 10.11 shall be subjected to the Lien of the Security Documents, together with opinions of counsel to the Guarantors covering matters relating to such Security Documents which the Required Holders of the Notes shall reasonably require and such other matters, including the items described in Section 4.10 and 4.11 with respect to the Post Closing Collateral, all in form and substance reasonably satisfactory to the Required Holders of the Notes.

     Section 10.12. New Subsidiary Guarantors. If at any time the Company or the Parent Guarantor shall acquire or create a new Subsidiary (whether direct or indirect), concurrently with the execution of any guaranty or other obligation in favor of the Collateral Agent or any Bank Lender, the Company shall cause such Subsidiary to deliver to each Noteholder a Subsidiary Guaranty and such Security Documents as the Required Holders may reasonably request, together with, opinions of counsel to such Subsidiary covering matters relating to such Subsidiary Guaranty and such Security Documents which the Required Holders of the Notes shall reasonably require and such other matters, including items described in Section 4.11 (if required by the nature of such additional Collateral), all in form and substance reasonably satisfactory to the Required Holders of the Notes.

     Section 10.13. Further Assurances. In the event the Collateral Agent shall resign or be removed or the Intercreditor Agreement shall no longer be in full force and effect, the Company will, and will cause each Guarantor to, execute and deliver to the Noteholders such additional documents (including amendments to the Security Documents) as the holders of the Notes shall reasonably request so that there shall continue to be a Collateral Agent under the Security Documents and to insure that the Lien of the Security Documents shall continue to be in full force and effect.

     The Company also agrees at its own expense to cause or use its best efforts to cause the Security Documents and all supplements and amendments thereto and all financing and continuation statements and similar notices required by applicable law at all times to be kept, recorded and filed in such manner and in such places to maintain the effectiveness of any original or supplemental filings under the Uniform Commercial Code, the Personal Property Security Act (Ontario), or comparable law in any relevant jurisdiction to maintain, in full force and effect, the Lien and security interest granted by the Company and the Guarantors to the Noteholders or the Collateral Agent for the benefit of the Noteholders pursuant to the Security Documents.

SECTION 11. EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

           (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

           (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

           (c) the Company defaults in the performance of or compliance with any term contained in Section 10.1 through Section 10.8, inclusive,
      Section 10.11 or Section 10.12; or

           (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
      (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

           (e) any Guarantor defaults in any performance of or compliance with any term contained in the applicable Guaranty Agreement or any Guaranty Agreement ceases to be in full force and effect;

           (f) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or any officer of the Company in this Agreement or any officer of a Guarantor in the applicable Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

           (g) an event of default shall exist under any Security Document; or

           (h) the Company, any Guarantor or any Subsidiary of the Company is in default (as principal or as guarantor or other surety) (x) in the payment of any principal of or premium or make-whole amount or interest on any Debt having an unpaid principal amount aggregating in excess of 5% of Consolidated Adjusted Net Worth beyond any period of grace with respect thereto or (y) in the performance of or compliance with any term of such Debt or any mortgage, indenture or other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or

           (i) the Company, any Guarantor or any Subsidiary of the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or
      (vi) takes action for the purpose of any of the foregoing; or

           (j) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, any Guarantor or any Subsidiary of the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Guarantor or any Subsidiary of the Company, or any such petition shall be filed against the Company, any Guarantor or any Subsidiary of the Company and such petition shall not be dismissed within 60 days; or

           (k) a final judgment or judgments for the payment of money aggregating in excess of 5% of Consolidated Adjusted Net Worth are rendered against one or more of the Company, any Guarantor and any Subsidiary of the Company and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

           (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Consolidated Adjusted Net Worth, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Guarantor or the Company described in paragraph (i) or (j) of Section 11 (other than an Event of Default described in clause (i) of paragraph (i) or described in clause (vi) of paragraph (i) by virtue of the fact that such clause encompasses clause (i) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and

Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of an identical series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

           (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth equal to the greater of (x) the unpaid principal amount of the Note which has been lost, stolen or destroyed or
      (y) $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

           (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of an identical series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America NT&SA in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.
Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to
Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional

Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of one special counsel for the holders of the Notes and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guaranty Agreements, the Security Documents or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guaranty Agreements, the Security Documents or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guaranty Agreements, the Security Documents or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Guarantor, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Guaranty Agreements and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement and the Guaranty Agreements.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (a) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or the rate, time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (b) change the percentage of the principal amount of the Notes the holders of which are required to (i) consent to any such amendment or waiver or (ii) accelerate the Notes or rescind such acceleration, or (c) amend the interest rate on the Notes.

     Section 17.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates or any Subsidiary shall be deemed not to be outstanding.

SECTION 18. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

           (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

           (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

           (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the President, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you or by the Company by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the parties to this Agreement may destroy any original document so reproduced. You and the Company agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you or by the Company in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit you or the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 20.

SECTION 21. MISCELLANEOUS.

     Section 21.1. Submission to Jurisdiction.   The Company hereby consents to
the jurisdiction of any state or Federal court located within the County of Cook, State of Illinois, and irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts, and the Company waives (to the fullest extent permitted by law) any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by first class mail or messenger directed to it at the address of the Company set forth in this Agreement and that service so made shall be deemed to be completed upon the earlier of actual receipt or five Business Days after the same shall have been posted to the Company's address, as the case may be, in accordance herewith. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

     Section 21.2. Currency Rate Indemnity.  To the extent permitted by law:

           (a) the obligations of the Company to any holder hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than United States Dollars (the "Agreement Currency"), be discharged only to the extent that on the day following receipt by such holder of any amount in the Judgment Currency, such holder may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; and

           (b) if the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding such judgment, to pay the difference.

     Section 21.3. Payments Free and Clear of Taxes. The Company, for the benefit of the holders of the Notes agrees that in the event payments made by the Company, hereunder or in respect of the Notes to any holder are subject to any present or future tax, duty, assessment, impost, levy, withholding or other similar charge (a "Relevant Tax") imposed upon such holder by the government of any country or jurisdiction (or any authority therein or thereof) other than any tax based on or measured by net income imposed on any holder by the country in which such holder is domiciled (the "Domicile Country"), from or through which payments hereunder or on or in respect of the Notes are actually made (each a "Taxing Jurisdiction"), the Company, will pay to the holder such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after imposition of any such Relevant Tax shall be not less than the amounts specified in this Agreement or the Notes to be then due and payable (after giving effect to the exclusion for Relevant Taxes imposed by the government of the Domicile Country), provided that, notwithstanding the provisions of this
Section 21.3, (1) in no event shall the Company be obligated to pay any Relevant Tax with respect to any payment to any holder not resident in the United States in excess of the amount which the Company would have been obligated to pay if (i) authorization could have been obtained under any income tax treaty between the United States and the Taxing Jurisdiction in force at the relevant time for the Company to make such payment either without deduction or withholding of Relevant Taxes or with deduction or withholding of a lesser amount in respect of Relevant Taxes had the Notes held by such holder been beneficially owned at all relevant times by persons who were eligible in full for any benefits and exemptions available under such treaty with respect to interest received from the Company, assuming that the Company and such persons had made and obtained all relevant claims and authorizations required under such treaty, and (ii) the Company had made the minimum deduction or withholding of Relevant Taxes which it would have been lawfully entitled to do pursuant to such authorization; and (2) no such additional amounts shall be payable in respect of any Notes to a holder which is liable for such Relevant Tax in respect of such Notes by reason of such recipient not dealing at arms length with the Company for purposes of the Income Tax Act (Canada) or being resident or being deemed to be resident in such Taxing Jurisdiction or having a permanent establishment in such Taxing Jurisdiction or carrying on business or being deemed to carry on business in such Taxing Jurisdiction or having some other business connection with such Taxing Jurisdiction other than the mere holding of such Notes or the receipt of income therefrom.

     Section 21.4. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 21.5. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 21.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 21.7. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 21.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 21.9. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                           *     *     *     *     *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        ZEMEX U.S. CORPORATION

                                        By _____________________________________

                                             Its _______________________________

The foregoing is hereby agreed
to as of the date thereof.

                                        [VARIATION]

                                        By _____________________________________

                                             Its _______________________________

                                 DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means, at any time, and with respect to any Person (other than a Subsidiary), (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agents" shall mean Bank of America Canada, as Canadian Agent, and Bank of America National Trust and Savings Association, as U.S. Agent, together with any successor(s) thereto in such capacity, as agent for the Bank Lenders under the Bank Credit Agreement.

     "Bank Credit Agreement" shall mean the Credit Agreement dated as of May 21, 1999, entered into by and among the Company, the Parent Guarantor, the Agents, and the Bank Lenders, as amended, restated, modified, extended or renewed from time to time. The Bank Credit Agreement shall also include any additional or replacement credit facility with the same or different Bank Lenders and agents; provided that if such additional or replacement credit facility shall be secured by a Lien on the Property of the Company and its Subsidiaries, the Notes shall also be equally and ratably secured thereunder pursuant to the Security Documents and such Bank Lenders shall have become parties to the Intercreditor Agreement.

     "Bank Lenders" shall mean the banks which are from time to time party to the Bank Credit Agreement.

     "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois, or New York City are required or authorized to be closed.

     "Capital Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.


                                   SCHEDULE B
                          (to Note Purchase Agreement)

     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Closing" is defined in Section 3 of the Note Agreements.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral" means the personal Property of the Parent Guarantor, the Company and the Subsidiary Guarantors described in the Security Documents.

     "Collateral Agent" is defined in Section 2.3.

     "Collateral Release Event" is defined in Section 2.3.

     "Company" means Zemex U.S. Corporation, a Delaware corporation.

     "Confidential Information" is defined in Section 20.

     "Consolidated Adjusted Net Worth" means, as of the date of any determination thereof, Consolidated Net Worth, minus (a) minority interests (if and to the extent included in Consolidated Net Worth) and (b) the excess, if any, of (i) the aggregate amount of all outstanding Restricted Investments, over (ii) 10% of Consolidated Net Worth.

     "Consolidated Current Debt" means the total amount of Current Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Debt" means the total amount of all Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

           (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

           (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions,

           (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

           (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

           (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

           (f) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

           (g) any net gain from the collection of the proceeds of life insurance policies,

           (h) any gain or loss arising from the acquisition or disposition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Subsidiary,

           (i) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP,
      (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or
      (iv) any discontinued operations or the disposition thereof,

           (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary,

           (k) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

           (l) any portion of such net income that cannot be freely converted into United States Dollars.

     "Consolidated Net Income Available for Interest Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period, (iii) depreciation, depletion and amortization, (iv) Interest Charges of the Company and its Subsidiaries during such period and (v) all costs relating to the operation of newly constructed facilities to the extent that such costs could have been capitalized under generally accepted accounting principles in effect in the United States in 1998. To the extent that Consolidated Net Income Available for Fixed Charges in any fiscal year shall be increased by the addition of any amount pursuant to clause (v) of the immediately preceding sentence, such amount shall be deemed to be a capitalized cost which shall be deducted from Consolidated Net Income Available for Fixed Charges in subsequent fiscal years in accordance with generally accepted accounting principles in effect in the United States in 1998.

     "Consolidated Net Worth" means the total amount of shareholders' equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capitalization" shall mean the sum of (i) Consolidated Adjusted Net Worth, and (ii) and Consolidated Funded Debt.

     "Current Debt" means, with respect to any Person, all Debt of such Person (other than Funded Debt) which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date.

     "Debt" means, with respect to any Person, without duplication,

           (a) its liabilities for borrowed money;

           (b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

           (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

           (d) all liabilities for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

           (e) all non-contingent liabilities in respect of reimbursement agreements or similar agreements in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

           (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

           Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of the applicable series or (ii) 2% over the rate of interest publicly announced by Bank of America National Trust and Savings Bank in Chicago, Illinois as its "base" or "prime" rate.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Sale and Leaseback Transaction" shall mean any sale or transfer of property owned by the Company or any Subsidiary to any Person within 270 days following the acquisition or completion of construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer lease such property, as lessee.

     "Excluded Subsidiary" shall have the meaning set forth in the Bank Credit Agreement.

     "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof.

     "GAAP" means generally accepted accounting principles consistently applied as in effect from time to time in Canada; provided that all amounts set forth in financial statements and compliance with all covenants shall be denominated in United States Dollars.

     "Governmental Authority" means

           (a) the government of

                 (i) Canada or any province or other political subdivision
            thereof, or

                 (ii) the United States of America or any State or other
            political subdivision thereof, or

                 (iii) any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

           (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guarantors" means the Parent Guarantor and the Subsidiary Guarantors.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

           (a) to purchase such indebtedness or obligation or any property constituting security therefor;

           (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

           (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

           (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Guaranty Agreements" mean the Parent Guaranty and the Subsidiary
Guaranties.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyl's).

     "Institutional Investor" means (a) any Purchaser, (b) any holder of a Note holding more than $2,000,000 aggregate principal amount of the Notes and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" shall have the meaning set forth in Section 2.3.

     "Interest Charges" for any period shall mean on a consolidated basis all interest charges on all Debt (including the interest component of Rentals on Capital Leases and all amortization of debt discount and expense on any particular Debt for which such calculation is being made) of the Company and its Subsidiaries.

     "Investments" means all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Debt or other obligations or Securities or by loan, advance, capital contribution or otherwise.

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether the interest is based on common law, statute or contract (including the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes). The term "Lien" shall not include minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting Property, provided that they do not constitute security for a monetary obligation. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement and the Notes.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Notes" is defined in Section 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in Section 2.1.

     "Other Purchasers" is defined in Section 2.1.

     "Parent Guarantor" means Zemex Corporation, a corporation organized under the laws of Canada.

     "Parent Guaranty" is defined in Section 2.2.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding three years, has been established or maintained, or to which contributions are or, within the preceding three years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any material liability.

     "Priority Debt" means the sum of (a) all Debt of the Company and its Subsidiaries secured by Liens (excluding Debt secured by Liens permitted by Section 10.6(a) through (g) and Section 10.6(k) of this Agreement), and (b) all unsecured Debt of Subsidiaries (excluding unsecured Debt owing to the Company or another Wholly-Owned Subsidiary); provided that

Debt of Subsidiary Guarantors to any Person shall be excluded so long as such Person shall be a party to the Intercreditor Agreement and payments in respect to such Debt shall be subject to the terms of the Intercreditor Agreement.

     "Post Closing Collateral" shall mean the real and personal property described in Schedule 10.11.

     "Property" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Purchasers" means the purchasers of the Notes pursuant to this Agreement and the Other Agreements.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Rentals" means, and includes as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volumes or gross revenues.

     "Reportable Event" shall have the same meaning as in ERISA.

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Investments" means all Investments except the following:

           (a) property to be used in the ordinary course of business of the Company and its Subsidiaries;

           (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

           (c) Investments in one or more Subsidiaries or any Person that concurrently with such Investment becomes a Subsidiary;

           (d) Investments existing on the date of the Closing and disclosed in
      Schedule 5.15 to this Agreement;

           (e) Investments in direct obligations of the United States of America or Canada or any agency or instrumentality of the United States of America or Canada, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America or Canada, as the case may be, in each case, maturing within one year from the date of acquisition thereof;

           (f) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, or "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within one year from the date of acquisition thereof;

           (g) Investments in certificates of deposit and bankers' acceptances maturing within one year from the date of issuance thereof, issued by Bank of America National Trust and Savings Bank or any other bank or trust company organized under the laws of Canada, the United States or any State thereof having capital, surplus and undivided profits aggregating at least $225,000,000; provided that at the time of acquisition thereof by the Company or a Subsidiary, the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "AA" or better by S&P or "Aa" or better by Moody's;

           (h) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded a rating of "A-1" or better by S&P or "P-1" by Moody's;

           (i) Investments in publicly traded shares of any open-ended mutual fund, the aggregate asset value of which "marked to market" is at least $225,000,000, which is managed by a fund manager of recognized national standing, and which invests not less than 90% of its assets in obligations described in clauses (e) through (h) hereof; provided that any such Investments will be classified as current assets in accordance with GAAP; and

           (j) treasury stock.

As of any date of determination, each Restricted Investment shall be valued at the greater of:

           (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

           (y) either

                 (i) in the case of any Guaranty of the obligation of any
            Person, the amount which the Company or any of its Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Subsidiary of any such payments, or

                 (ii) in the case of any other Restricted Investment, the
            excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

     As used in this definition of "Restricted Investments": "Moody's" means Moody's Investors Service, Inc. and "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

      In valuing any Investments for the purpose of applying the limitations set forth in clause (b) of the definition of "Consolidated Adjusted Net Worth", at any time when an entity becomes a Subsidiary, all Investments of such entity at such time shall be deemed to have been made by such entity, as a Subsidiary, at such time.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Security Documents" means, collectively, the Guaranty Agreements, the Intercreditor Agreement, the General Security Agreement dated as of May 21, 1999 from the Parent Guarantor in favor of the Collateral Agent for the benefit of the Noteholders, the Security Agreements dated as of May 21, 1999 from the Company and the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Noteholders, the Share Pledge Agreements dated as of May 21, 1999 from the Parent Guarantor to the Collateral Agent for the benefit of the Noteholders, the Pledge Agreements, dated as of May 21, 1999 from the Company and certain Subsidiary Guarantors to the Collateral Agent for the benefit of the Noteholders, the Pledge Agreement dated as of May 21, 1999 from the Parent Guarantor in favor of the Collateral Agent for the benefit of the Noteholders pledging all shares of Inmet Inc. owned by the Parent Guarantor and all other security agreements, mortgages, hypothec, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company, the Guarantors or any Subsidiary and the Noteholders or the Collateral Agent for the benefit of the Noteholders now or hereinafter delivered to the Collateral Agent or the Noteholders pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Personal Property Security Act (Ontario), the Uniform Commercial Code or comparable law) against the Company, the Guarantors or any Subsidiary as debtor in favor of the Noteholders or the Collateral Agent for the benefit of the Noteholders as secured party, and any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

     "Senior Debt" means all Consolidated Debt of the Company and its Subsidiaries other than Subordinated Debt.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     "Subordinated Debt" means all unsecured Debt of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the obligations of the Company under this Agreement).

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guarantors" shall mean the Subsidiaries of the Parent Guarantor which are identified as Subsidiary Guarantors on Schedule 5.4.

     "Subsidiary Guaranty" is defined in Section 2.2.

     "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

     "Successor Corporation" is defined in Section 10.6.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the outstanding Debt and equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.